Exhibit 5.1

OPINION OF DAVIS POLK & WARDWELL LLP

November 14, 2012

Ultra Clean Holdings, Inc.

26462 Corporate Avenue

Hayward, CA 94545

Ladies and Gentlemen:

Ultra Clean Holdings, Inc., a Delaware corporation (the “Company”), is filing with the Securities and Exchange Commission a Registration Statement on Form S-1 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the resale by the selling stockholders named in the Resale Prospectus (as defined in the Registration Statement) of up to 1,742,920 shares of its common stock, par value $0.001 per share (the “Resale Securities”) and the distribution by the selling stockholders named in the Distribution Prospectus (as defined in the Registration Statement) of up to 4,500,000 shares of its common stock, par value $0.001 per share (the “Distribution Securities”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based on the foregoing, we advise you that, in our opinion, as of the date hereof, the Resale Securities and the Distribution Securities have been validly issued, fully paid and are non-assessable.

We are members of the Bar of the State of New York and California and the foregoing opinion is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and further consent to the reference to our name under the caption “Validity of the Securities” in the Prospectuses which are part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP